Exhibit 99.1

For Immediate Release

Contact: Erin Leventhal Kintera Inc. erin.leventhal@kintera.com Office: 858-795-8979

Kintera Adopts Stockholder Rights Plan

SAN DIEGO – January 25, 2006 – Kintera®, Inc. (NASDAQ: KNTA), the leading provider of software as a service to the nonprofit industry, announced today that its Board of Directors has approved a Stockholder Rights Plan. The Stockholder Rights Plan was adopted to protect long-term stockholder value, and to help ensure that all stockholders receive fair and equal treatment in the event of any proposed takeover.

“Our Board of Directors believes stockholder rights plans have been used as an effective tool by many public companies seeking to preserve or enhance stockholder value,” said Kintera CEO Harry E. Gruber, M.D. “The Stockholder Rights Plan will help us to ensure that any proposed transaction involving Kintera is in the best interest of all Kintera stockholders. The rights are similar to those adopted by many public companies and are designed to help protect our stockholders in the event of any proposed takeover of the Company. The adoption of this Plan reflects good corporate planning, and is not in response to any specific effort to takeover Kintera.”

Under the terms of the Stockholder Rights Plan, Kintera stockholders will receive a dividend in the form of a preferred stock purchase right. The rights will be distributed at the rate of one right for each share of common stock owned. Each right will allow the holder to purchase one one-hundredth (1/100) of a share, or a unit, of Series A Preferred Stock at an initial exercise price of $50.00, under the circumstances described in the Stockholder Rights Plan.

The purchase price, the number of units of preferred stock, and the type of securities issuable upon exercise of the rights are subject to adjustment. Subject to the terms and conditions of the Stockholder Rights Plan, the rights will become exercisable ten business days after a person or group acquires, or commences a tender or exchange offer which would lead to the acquisition of, beneficial ownership of 15 percent or more of the outstanding common stock. Once a person or group acquires beneficial ownership of 15 percent or more of the outstanding common stock, then, unless the rights are redeemed by Kintera, the rights become exercisable by all rights holders except the acquiring person or group or certain related parties.

The distribution of the rights will be made on February 10, 2006, and the rights are payable to stockholders of record at the close of business on that date. The rights will expire at the close of business on January 25, 2016 unless earlier redeemed or exchanged. Until a right is exercised, the holder of a right, as such, will have no rights as a stockholder of Kintera. A summary of the Stockholder Rights Plan and the other actions taken by the Board will be included in a Form 8-K that will be filed with the Securities and Exchange Commission. Additional details of the Stockholder Rights Plan will also be contained in a summary that will be mailed to all Kintera stockholders following the February 10, 2006 record date.

9605 Scranton Road, Suite 200 · San Diego, CA 92121 · 858.795.3000 · www.kintera.com

About Kintera, Inc.

Kintera®, Inc. (NASDAQ: KNTA) provides an online solution to help nonprofit organizations deliver The Giving Experience™ to donors – including giving convenience, financial transparency, feedback about the social impact of their gifts, and a sense of belonging and appreciation.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. These forward-looking statements represent our estimates and assumptions only as of the date hereof. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, without limitation, the actual impact of the Stockholder Rights Plan and the rights issuable thereunder and the reaction to them from the Company’s stockholders. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

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9605 Scranton Road, Suite 200 · San Diego, CA 92121 · 858.795.3000 · www.kintera.com